Exhibit 10.12

FIRST SAVINGS BANK

DEFERRED FEE PLAN

The First Savings Bank Deferred Fee Plan is effective as of January 1, 2001, and reflects the Board of Director’s decision to combine, amend and restate the Agreement for Deferment of Directors Fees (established by resolution of the Board of Directors on May 27, 1981) and the First Savings Bank, SLA 1992 Deferred Fee Stock Unit Plan.

1. Purpose. The purpose of the First Savings Bank Deferred Fee Plan (the “Plan”) is to provide an opportunity for the members of the Board of Directors of First Savings Bank (the “Savings Bank”) to defer receipt of fees earned in their capacity as a director of the Savings Bank until a future date. The ability to defer fees under the Plan applies to all fees received by directors, including retainers, regular meeting fees, special meeting fees, and committee fees.

2. Participants. Any active director of the Savings Bank may elect to become a participant (“Participant”) under this Plan by submitting a deferral election form to the Compensation Committee of the Board of Directors of the Savings Bank (“Compensation Committee”). Also, any director who participated in one of the prior arrangements and who is still owed a benefit pursuant to that arrangement will continue as a Participant in this Plan whether or not that director continues to defer fees under this Plan.

3. Deferred Retainer and Fees.

(a) Any active director may defer all or any portion of his fees which are earned as a director for the year commencing after the date of his election to defer fees. The director shall specify the terms of his election to defer fees under this Plan by completing and submitting a deferral election form to the Compensation Committee.

(b) Any Participant may change the amount of, or suspend, future deferrals with respect to fees earned for years commencing after the date of change or suspension by providing written notice to the Compensation Committee. Following any suspension a director may make a new election to again begin deferring fees under this Plan, after a period of at least 12 months has lapsed since he provided the Compensation Committee with notice of his suspension. However, no Participant may make such change to his election more often than once in any 12-month period. Any such election to re-participate in the Plan must be made during a period beginning on the third business day following the date of release of the quarterly or annual statements of earnings by First Sentinel Bancorp, Inc., and ending on the twelfth business day following such date. The election to defer shall be irrevocable as to fees deferred for the particular 12-month period.

4. Method of Deferral and Distribution.

(a) The Savings Bank will maintain a deferred money account (“Deferred Money Account”) for all Participants.

(b) Amounts deferred pursuant to the Agreement for Deferment of Directors Fees that have not previously been credited to a Stock Unit Account shall be credited with an amount equal to the interest that would be payable on such sums if they were deposited in a six-month savings certificate or similar type of account at the Savings Bank. Interest will be credited based on a 360-day year end and will be credited at the average savings certificate rate of the previous quarter and calculated on the account balance of the Participant’s Deferred Money Account as of the beginning of the current quarter.

(c) Each Participant’s deferred fees (other than those deferred pursuant to the Agreement for Deferment of Directors Fees that have not previously been credited to a Stock Unit Account) shall be converted into Stock Units quarterly as of March 31, June 30, September 30 and December 30 of each year by dividing the Participant’s quarter-end cash balance by the last reported sales price per share of the common stock as reported on the Nasdaq National Market on the last day the common stock was traded at the end of each quarter. The Compensation Committee shall keep records for each Participant noting the number of Stock Units for full shares of common stock credited to each Participant’s account at the end of a quarter. The aggregate value of the Stock Units at the end of each quarter shall be charged to each Participant’s Deferred Money Account. Any dollar amount remaining in a Participant’s Deferred Money Account after such charge shall be used together with future fee deferrals and converted to stock units at the next quarterly conversion date.

(d) Additional credits will be made to each Participant’s Deferred Money Account in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property) that each Participant would have received had he been the owner of a number of shares of common stock equal to the number of Stock Units credited to his Account on such dates. Such determinations shall be made as of the record date of any dividend paid on the common stock.

(e) Unless otherwise elected by a Participant, cash dividends credited to his Deferred Money Account will be converted into Stock Units in the manner and at the same time as set forth in paragraph (c) of this Section 4.

(f) An adjustment will be made to each Participant’s Stock Unit Account to reflect any stock dividend or stock split that a Participant would have received had he been the owner on the record dates of a number of shares of common stock equal to the Stock Units credited to the Participant.

5. Distribution.

(a) A Participant shall receive his benefits payable under this Plan commencing as of the first month next following the later of:

(i) the Participant’s attainment of age 65; or

(ii) the Participant’s last day of service as a director of the Savings Bank. Notwithstanding the foregoing, with the consent of the Compensation Committee, a Participant may also elect to receive his benefits commencing as of a specific date (regardless of whether the director has terminated service as of that date), provided that such date is at least one taxable year subsequent to the date the Participant makes his election.

(b) A Participant may elect prior to the benefit commencement date determined under paragraph (a) of this Section 5 to receive his benefits in a lump sum payment; provided that such election does not take place in the same taxable year as the distribution. Such payment shall be in lieu of the quarterly benefits that would otherwise be payable to a Participant and in full satisfaction of the Savings Bank’s obligation to the Participant. The Participant’s election shall be made in writing on a form designated by the Savings Bank for such purpose. In the absence of such an election, the Participant’s benefits will be paid to him or his beneficiary in substantially equal payments over 40 quarterly installments.

(c) Notwithstanding anything in this Section to the contrary, during any period when benefits are payable under this Plan to the Participant or his beneficiary in the form of a quarterly benefit, the Compensation Committee, may in its sole discretion, authorize the payment of a lump sum which is the equivalent to the then remaining quarterly benefits otherwise payable under this Plan. Such lump sum payment shall be in lieu of the quarterly benefits that would otherwise be payable to a Participant or his beneficiary.

(d) A Participant shall also elect to have his Deferred Money Account balance distributed in the form of either:

(i) common stock (based on the number of Stock Units credited to a Participant’s Stock Unit Account); or

(ii) cash (based on the market value of the number of Stock Units credited to the Participant’s Stock Unit Account); the determination of the Participant’s account shall be made as of the last day of the month preceding the distribution date. Distributions of Deferred Money Accounts shall be paid in cash.

(e) In the event of a Participant’s death, the Participant’s account balance shall be distributed or begin to be distributed to the beneficiary(ies) designated by the Participant within 90 days of the Participant’s death in the manner designated by the Participant. If any beneficiary predeceases the Participant, such beneficiary’s interest shall be payable to the Participant’s estate upon the Participant’s death. If any beneficiary survives the Participant but dies before all benefits payable hereunder have been paid, the aggregate benefits then unpaid to such beneficiary shall be paid to the beneficiary’s estate, in a lump sum, no later than the 90th day following the date of the beneficiary’s death.

(f) Notwithstanding any other provision of this Section 5 to the contrary, the entire Account balance then credited to a Participant’s Accounts shall be paid immediately in a single payment if:

(i) the Participant is discharged for “cause” by the Savings Bank, or

(ii) the Compensation Committee determines that the Participant engaged in misconduct in connection with the Participant’s service with the Savings Bank.

The determination of whether a Participant is discharged for “cause” or whether a Participant has engaged in misconduct in connection with his service with the Savings Bank shall be made by the Board of Directors of the Savings Bank and such determination shall be binding on all concerned parties.

(g) Notwithstanding anything in this Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that an amount in a Participant’s Accounts is includible in the gross income of the Participant and subject to tax, the Compensation Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includible in the Participant’s gross income.

(h) The Compensation Committee may make any provision necessary for withholding from any payment to a Participant or beneficiary amounts required for federal, state, and local income or employment tax purposes.

6. Participant’s Rights Unsecured. The right of any Participant to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Savings Bank. A director may not encumber or assign his deferred fees. From time to time, the Savings Bank may acquire (but shall be under no obligation to do so), through an irrevocable grantor’s trust, shares of the outstanding common stock in anticipation of distributions under the Plan. The Savings Bank may also contribute cash or other assets to such a trust in anticipation of its benefit obligations under this Plan. However, in no event shall any Participant have any rights in or against such assets. All such assets shall constitute general assets of the Savings Bank.

7. Account Statements. At least annually, the Savings Bank will furnish each Participant with a statement setting forth the amount credited to his Deferred Money Account and, if applicable, his Stock Unit Account under this Plan.

8. Amendments to the Plan. The Board of Directors of the Savings Bank may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he would have been entitled if the Plan had been terminated on the effective date of such amendment.

9. Termination of Plan. The Board of Directors of the Savings Bank may terminate the Plan at any time. Upon termination of the Plan, distributions in respect to credits to a Participant’s Accounts as of the date of termination shall be made in a lump sum.

10. Expenses. Costs of administration of the Plan will be paid by the Savings Bank.

The First Savings Bank Deferred Fee Plan was adopted by the Board of Directors of the Savings Bank on November 15, 2000.

FIRST SAVINGS BANK

November 15, 2000 Date	/s/ Philip T. Ruegger, Jr.
Philip T. Ruegger, Jr.
For the Board of Directors

AMENDMENT NO. 1
BOARD APPROVAL DATE: 12/19/03

FIRST SAVINGS BANK

DEFERRED FEE PLAN

AMENDMENT No. 1

1.	Section 4(e) of the Plan shall be amended, effective as of October 1, 2003, to read in its entirety as follows:

(e) Unless otherwise elected by a Participant with the approval of the Compensation Committee, cash dividends credited to his Deferred Money Account will be converted into Stock Units in the manner and at the same time as set forth in paragraph (c) of this Section 4.

2.	Section 5(d) of the Plan shall be amended, effective as of October 1, 2003, to read in its entirety as follows:

(d) Distributions of all or part of the balance credited to a Participant’s Stock Unit Account shall be made in whole shares of common stock equal in number to the number of whole Stock Units being distributed, with a cash payment in lieu of any fractional Stock Unit the amount of which shall be based on the fair market value of a share of common stock. Distributions of all or part of the balance credited to a Participant’s Deferred Money Account that have not, as of the distribution date, been converted to Stock Units shall be made in cash.

3.	The Plan shall be amended, effective as of October 1, 2003, by adding a new section 11 to read in its entirety as follows:

11.	The Savings Bank intends to account for its obligations with respect to Stock Units under the Plan on the basis of the historical cost of common stock acquired to assist the Savings Bank in meeting its obligations under the Plan. The Plan shall be construed, administered and enforced in such manner as shall be necessary to secure the availability of such accounting treatment under generally accepted accounting principles.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of First Savings Bank pursuant to authority given by resolution of the Board of Directors.

FIRST SAVINGS BANK

By:	/s/ Christopher Martin
Name:	Christopher Martin
Title:	President and Chief Executive Officer

AMENDMENT NO. 2
BOARD APPROVAL DATE: 05/26/04

FIRST SAVINGS BANK

DEFERRED FEE PLAN

AMENDMENT No. 2

1. Section 4 of the Plan shall be amended, effective as of May 27, 2004, to include a new subsection (g) which shall read in its entirety as follows:

# # # # # # # # # #

(g) At the effective time (the “Effective Time”) of the closing of the merger of First Sentinel Bancorp, Inc. (“FSBI”) with and into Provident Financial Services, Inc. (“PFS”) pursuant to the Agreement and Plan of Merger dated December 19, 2003 by and between FSBI and PFS (the “Merger Agreement”):

(i) Each Stock Unit outstanding hereunder shall be converted into cash, Stock Units with respect to shares of PFS Common Stock, or a combination thereof in the same amounts and portions that would be received as merger consideration pursuant to the Merger Agreement by a FSBI shareholder owning a number of shares of FSBI common stock equal to the number of Stock Units outstanding under this Plan at the effective time of the merger contemplated by the Merger Agreement.

(ii) To the extent that a Stock Unit is converted into cash, such cash shall, at the Effective Time, be permanently credited to the Participant’s Deferred Money Account until distributed as hereinafter provided.

(iii) To the extent that a Stock Unit is converted into Stock Units with respect to PFS Common Stock, such Stock Units shall be used to measure the Participant’s accumulated benefits under the Plan until distributed as hereinafter provided.

At all times following the Merger Effective Time each reference herein to a Stock Unit shall be deemed to be a reference to a Stock Unit with respect to PFS Common Stock. In addition, notwithstanding any other provision of the Plan to the contrary, all adjustments to Stock Units in respect of dividends paid or declared on or after May 26, 2004 shall be permanently credited to the Participant’s Deferred Money Account and distributed as hereinafter provided and shall not be deemed reinvested in additional Stock Units.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of First Savings Bank pursuant to authority given by resolution of the Board of Directors.

FIRST SAVINGS BANK

By:	/s/ Christopher Martin
Christopher Martin
President and Chief Executive Officer

AMENDMENT NO. 3

COMMITTEE APPROVAL DATE:	6/29/04

BOARD APPROVAL DATE:	6/30/04

FIRST SAVINGS BANK

DEFERRED FEE PLAN

AMENDMENT No. 3

1. Section 3 — Section 3(a) of the Plan shall be amended, effective as of June 30, 2004, to include the following sentence at the end thereof to read in its entirety as follows:

Notwithstanding anything in the Plan to the contrary, no deferrals shall be made of amounts earned after June 30, 2004.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of First Savings Bank pursuant to authority given by resolution of the Board of Directors.

FIRST SAVINGS BANK

By:	/s/ Christopher Martin
Christopher Martin
President and Chief Executive Officer

FIRST SAVINGS BANK

DEFERRED FEE PLAN

AMENDMENT No. 4

2. Section 9 — Section 9 of the Plan shall be amended, effective as of July 13, 2004, to read in its entirety as follows:

The Board of Directors of the Savings Bank may terminate the Plan at any time; provided, however, that the Plan may not be terminated after July 14, 2004 without the unanimous consent of the Participants with unpaid benefits under the Plan. Upon termination of the Plan, distributions in respect to credits to a Participant’s Accounts as of the date of termination shall be made in a lump sum.

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of First Savings Bank pursuant to authority given by resolution of the Board of Directors.

FIRST SAVINGS BANK

By:	/s/ Christopher Martin
Name:	Christopher Martin
Title:	President and CEO